UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 29, 2015 (June 25, 2015)

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25,  2015,  W.W. Grainger, Inc. (the “Company”) announced that Donald G. Macpherson had been appointed as the Chief Operating Officer of the Company, effective August 1, 2015.  Mr. Macpherson, age 47, previously served as Senior Vice President and Group President, Global Supply Chain and International since 2013. Prior to that, Mr. Macpherson served as Senior Vice President and President, Global Supply Chain and Corporate Strategy, a position assumed in 2012 and Senior Vice President, Global Supply Chain, a position assumed in 2008.  A copy of the press release announcing his appointment is attached as Exhibit 99.1.
On June 25, 2015, Mr. Court D. Carruthers, Senior Vice President and Group President, Americas, announced he would resign from his position, effective as of July 31, 2015.
Item 5.03.   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 25, 2015, in connection with the appointment of Mr. Macpherson, the Board of Directors of the Company adopted an amendment to Article IV of the Company’s bylaws to create the position of Chief Operating Officer and describe therein the duties of such position. A copy of the amendment to the bylaws is attached as Exhibit 3.1.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description
3.1	Amendment to Bylaws of W.W. Grainger, Inc. effective as of June 25, 2015.
99.1	Press Release dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 29, 2015

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel